                                                                   EXHIBIT 10.31

                                  OFFICE LEASE



                                    between



           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES,
                            a New York corporation,


                                  as Landlord,



                                      and



                        NORTHPOINT COMMUNICATIONS, INC.,
                            a Delaware corporation,



                                   as Tenant



                                  Dated as of
                                 June 17, 1999
                                      --



                               303 Second Street
                           San Francisco, California

                                  OFFICE LEASE

                            BASIC LEASE INFORMATION


Date:                           June 17, 1999
                                     --

Landlord:                       THE EQUITABLE LIFE ASSURANCE
                                SOCIETY OF THE UNITED STATES, a
                                New York corporation

Tenant:                         NORTHPOINT COMMUNICATIONS, INC., a
                                Delaware corporation

Building (Paragraph 1(a)):      303 Second Street
                                San Francisco, CA 94107

Premises (Paragraph 1(b)):      The entire seventh and ninth floors and a
                                portion of the eighth floor of the South Tower, containing approximately ninety-eight thousand eight hundred seventy-three (98,873) square feet of rentable area of space, as more specifically outlined in Exhibit A attached hereto

Term Commencement
(Paragraph 2):                  The earlier of substantial completion of Tenant
                                Improvements in the Premises, or Tenant's occupancy of the Premises, or December 1, 1999

Term Expiration
(Paragraph 2):                  The day that is sixty (60) months and
                                two (2) weeks after the Term Commencement

Base Rent (Paragraph 3):        The Base Rent shall commence two (2) weeks
                                after the Term Commencement and, beginning on the Base Rent commencement date, shall be as follows:

                                Months       Annual      Monthly
                                ------     ----------  -----------
                                1-24       $3,757,174  $313,097.83
                                25-36      $3,856,047  $321,337.25
                                37-60      $3,954,920  $329,576.66


Base Expense Year
(Paragraph 1(c)):               2000

Base Tax Year
(Paragraph 1(d))                2000

Tenant's Expense Share
(Paragraph 4(a)):               14.11%

Tenant's Tax Share
(Paragraph 4 (a)):              14.11%

Security Deposit
(Paragraph 32):                 $3,300,000

Tenant's Address
For Notices (Paragraph 34):     NORTHPOINT COMMUNICATIONS, INC.
                                303 Second Street
                                San Francisco, CA 94107
                                Attn: Bryce C. Mason

With a copy to:                 NORTHPOINT COMMUNICATIONS, INC.
                                c/o Shartsis, Friese & Ginsburg LLP
                                One Maritime Plaza, 18th Floor
                                San Francisco, CA 94111
                                Attn: Alan J. Robin, Esq.

Landlord's Address
For Notices (Paragraph 34):     THE EQUITABLE LIFE ASSURANCE
                                SOCIETY OF THE UNITED STATES
                                c/o Lend Lease Real Estate
                                Investments, Inc.
                                One Front Street, Suite 1100
                                San Francisco, CA 94111
                                Attn: Asset Manager

With a copy to:                 THE EQUITABLE LIFE ASSURANCE
                                SOCIETY OF THE UNITED STATES
                                c/o LaSalle Partners Management
                                Services, Inc.
                                303 Second Street, Building Offices
                                San Francisco, CA 94107
                                Attn: Property Manager

Brokers (Paragraph 47):         Grubb & Ellis and Jones Lang
                                LaSalle Management Services, Inc.

Exhibits and Addendum
(Paragraph 43):                 Addendum
                                Exhibit A:  Floor Plan
                                Exhibit B:  Rules and Regulations
                                Exhibit C:  Tenant Improvement Work Letter


The provisions of the Lease identified above in parentheses are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.


TENANT                                  LANDLORD

NORTHPOINT COMMUNICATIONS,              THE EQUITABLE LIFE ASSURANCE
INC., a Delaware corporation            SOCIETY OF THE UNITED STATES,
                                        a New York corporation

By /s/ TIMOTHY M. MONAHAN               By /s/ JAMES PIANE
  --------------------------              --------------------------
  Title Vice President Finance            Title Investment Officer
        & Planning                             ---------------------
       ---------------------


By /s/ [SIGNATURE]
  --------------------------
  Title Chief Development Officer
       ---------------------

                               TABLE OF CONTENTS


CLAUSE                      CLAUSE HEADINGS                      PAGE
------  -------------------------------------------------------  ----
     1  Definitions                                                 1
     2  Term; Condition of Premises                                 1
     3  Rental                                                      1
     4  Additional Charges For Expenses and Real Estate Taxes       2
     5  Use                                                         5
     6  Services                                                    5
     7  Impositions Payable by Tenant                               6
     8  Alterations                                                 6
     9  Liens                                                       7
    10  Repairs                                                     7
    11  Destruction or Damage                                       7
    12  Insurance                                                   8
    13  Waiver of Subrogation                                       9
    14  Indemnification                                             9
    15  Compliance with Legal Requirements                          9
    16  Assignment and Subletting                                   9
    17  Rules; No Discrimination                                   11
    18  Entry by Landlord                                          11
    19  Events of Default                                          12
    20  Termination upon Default                                   12
    21  Continuation after Default                                 13
    22  Other Relief                                               14
    23  Landlord's Right to Cure Defaults                          14
    24  Attorneys' Fees                                            14
    25  Eminent Domain                                             14
    26  Subordination                                              14
    27  No Merger                                                  15
    28  Sale                                                       15
    29  Estoppel Certificate                                       15
    30  No Light, Air, or View Easement                            15
    31  Holding Over                                               15
    32  Security Deposit                                           15
    33  Waiver                                                     15
    34  Notices and Consents                                       15
    35  Complete Agreement                                         16
    36  Corporate Authority                                        16
    37  Partnership Authority                                      16
    38  Limitation of Liability to Building                        16
    39  Miscellaneous                                              16
    40  Abandonment                                                17
    41  Substitution of Premises                                   17
    42  Americans with Disabilities Act and Similar Acts           17
    43  Exhibits                                                   17
    44  Landlord's Liability; Sale of Building                     17
    45  Name of Building                                           18
    46  Hazardous Substance Disclosure                             18
    47  Real Estate Brokers                                        18
    48  Limited Recourse                                           18


Exhibit A:  Floor Plan
Exhibit B:  Rules and Regulations
Exhibit C:  Work Letter

                                  OFFICE LEASE


     THIS LEASE, dated June 17, 1999, for purposes of reference only, is made
                       -------    --
and entered into by and between The Equitable Life Assurance Society of the United States ("Landlord") and NorthPoint Communications, Inc. ("Tenant").
                               ------------------------------


                                  WITNESSETH:

     Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the premises described in paragraph 1 (b) below for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

     1.   Definitions. Unless the context otherwise specifies or requires, the
          -----------
following terms shall have the meanings herein specified:

          (a) The term "Building" shall mean the land, building or buildings, other improvements and other real property described in the Basic Lease Information, as well as any property interest in the area of the streets bounding the parcel described in the Basic Lease Information, and all other improvements on or appurtenances to said parcel or said streets.

          (b) The term "Premises" shall mean the portion of the Building located on the floor(s) specified in the Basic Lease Information which is crosshatched on the floor plan(s) attached to this Lease as Exhibit A.

          (c) The term "Base Expense Year" shall mean the calendar year specified in the Basic Lease Information as the Base Expense Year.

          (d) The term "Base Tax Year" shall mean the calendar year specified in the Basic Lease Information as the Base Tax Year.


     2.  Term; Condition of Premises. The term of this Lease shall commence
         ---------------------------
and, unless sooner terminated or extended as hereinafter provided, shall end on the dates respectively specified in the Basic Lease Information. Unless otherwise agreed by Landlord and Tenant in this Lease, Landlord shall deliver the Premises to Tenant on the date of the Lease in their then existing condition with no alterations being make by Landlord. If Landlord, for any reason whatsoever, cannot deliver the Premises to Tenant at the commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event rental shall be waived for the period between the commencement of the term and the time when Landlord delivers the Premises to Tenant. No delay in delivery of the Premises shall operate to extend the term hereof.


     3.   Rental.
          ------

          (a) Tenant shall pay to Landlord throughout the term of this Lease as rental for the Premises the sum specified in the Basic Lease Information as the Base Rent. As additional rental hereunder, Tenant shall pay to Landlord the additional charges described in paragraph 4 below.

          (b) Monthly rental shall be paid to Landlord on or before the first day of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term hereof beginning on the Base Rent commencement date. In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

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          (c) All sums of money due from Tenant hereunder not specifically characterized as rental shall constitute additional rent, and if any such sum is not paid when due it shall nonetheless be collectible as additional rent with the next installment of rental thereafter falling due, but nothing contained herein shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable hereunder, or to limit any other remedy of Landlord.

          (d) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder after the expiration of any applicable grace period described in paragraph 19(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amounts of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any encumbrances covering the Building and the Premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord prior to the expiration of any applicable grace period described in paragraph 19(a), Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount, but, after the second occurrence in any calendar year, the late charge for all subsequent occurrences in the same calendar year shall be five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant based on the circumstances existing as of the date of this Lease. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

          (e) Any amount due from Landlord or Tenant, if not paid when first due, shall bear interest from the date first due until paid at an annual rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law), provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Landlord or Tenant.

          (f) All payments due from Tenant shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate by notice to Tenant.


     4.   Additional Charges for Expenses and Real Estate Taxes
          -----------------------------------------------------

          (a) For purposes of this Paragraph 4, the following terms shall have the meanings hereinafter set forth:

               (i) "Tenant's Tax Share" and "Tenant's Expense Share" mean the percentage figures so specified in the Basic Lease Information. Tenant's Tax Share and/or Tenant's Expense Share may be adjusted by Landlord as a result of any change in the rentable area of the Premises or the total rentable area of the Building.

               (ii) "Tax Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including, without limitation, any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Tax Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Tax Share of Real Estate Taxes shall be equitably adjusted for the Tax Year involved in any such change.

              (iii) "Real Estate Taxes" means all taxes, assessments and charges of any kind whatsoever levied upon or with respect to the Building or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property. Real Estate Taxes shall include, without limitation: all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Building or the occupants thereof, service payments in lieu of taxes, business taxes, and any tax, fee, or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against

Landlord by the United States of America, the State of California or any political subdivision thereof, public corporation, district, or any other political or public entity, and shall also include any other tax, fee, charge or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include fines, penalties or interest, or estate, franchise, transfer, inheritance, or capital stock taxes or income taxes measured by the net income of Landlord from all sources unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes. If and to the extent Real Estate Taxes may be paid in installments, only the amount of installments payable during a calendar year shall be included in Real Estate Taxes for such calendar year.

              (iv) "Expense Year" means each twelve (12) consecutive month period commencing January 1st of each year during the Term, including, without any limitation, any partial year during which the Lease may commence; provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Expense Share of Expenses shall be equitably adjusted for the Expense Years involved in any such change.

               (v) "Expenses" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Building, including, without limitation: (i) the cost of air conditioning, electricity, steam, water, heating, mechanical, telephone, ventilating, escalator and elevator systems and all other utilities;
(ii) the cost of repairs and replacements and all labor and material costs related thereto, and the cost of general maintenance, cleaning and service contracts and the cost of all supplies, tools and equipment required in connection therewith; (iii) the cost of the Building delivery and messenger service; (iv) the cost incurred by Landlord for all insurance carried on the Building or in connection with the use and/or occupancy thereof and the amount of any deductible on uninsured loss; (v) wages, salaries, payroll taxes and other labor costs and employee benefits; (vi) management fees; (vii) fees, charges and other costs of all independent contractors engaged by Landlord;
(viii) accounting and legal expenses; (ix) Landlord's share of any shared expenses under any reciprocal easement agreement or similar document; (x) depreciation on personal property, including, without limitation, carpeting in public corridor and common areas and window coverings provided by Landlord; (xi) the fair market value rental paid for offices in the Building for the property manager and related management and operations personnel; (xii) the cost of any capital improvements made to the Building after completion of its construction as a labor-saving or energy saving device or to enhance the health and safety of the public (including tenants) or to effect other economies in the operation or maintenance of the Building, or made to the Building after the date of this Lease that are required under any governmental law or regulation or insurance carrier that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over such period as Landlord shall determine (including, without limitation, with respect to any improvements which result in cost savings with respect to the Building, such period as would allow Landlord to amortize the improvements to the extent of such cost savings in any year), together with interest on the unamortized balance at the rate of ten percent (10%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; (xiii); (xiv) the cost of contesting the validity or applicability of any governmental enactments which may affect operating expenses; (xv) the rental costs of art in the Building; and (xvi) any other expenses and costs of any kind whatsoever incurred in connection with the ownership, management, operation, maintenance and repair of the Building including, without limitation, capital expenditures required to bring the Building into compliance with laws enacted after the Building's temporary certificate of occupancy or the equivalent is validly issued. Expenses shall not include Real Estate Taxes, the cost of Tenant Improvements, real estate broker's commissions, or interest or principal payments on loans which are secured by a deed of trust or mortgage encumbering the Building. Actual Expenses for both the Base Expense year and each subsequent Expense Year shall, if actual occupancy is less than ninety-five percent (95%), be adjusted to equal Landlord's reasonable estimate of the Expenses had ninety-five percent (95%) the total area of the Building been occupied for each such Expense Year. Landlord and Tenant acknowledge and agree that certain costs of the ownership, management, operation maintenance and repair of the Building may be allocated exclusively to a single component of the Building (for example, and without limitation, to an office area, a retail area or a parking facility) and certain of such costs may be allocated among such components. The determination of such costs and their allocation shall be made by Landlord in Landlord's sole discretion.

          (b) Tenant shall pay to Landlord as additional rent one twelfth (1/12) of Tenant's Tax Share of increases in the Real Estate Taxes for each Tax Year or portion thereof during the Term after the Base Tax Year when compared to Real Estate Taxes for the Base Tax Year (the "Tax Increases"), in advance, on or before the first day of each month during such Tax Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates.

          (c) Tenant shall pay to Landlord as additional rent one twelfth (1/12) of Tenant's Expense Share of increases in the Expenses for each Expense Year or portion thereof during the Term after the Base Expense Year when compared to Expenses for the Base Expense Year (the "Expense Increases"), in advance, on or before the first day of each month during such Expense Year, in an amount estimated by Landlord in a writing delivered to Tenant. Landlord may revise such estimates from time to time and Tenant will thereafter make payments on the basis of such revised estimates.

          (d) Within six (6) months after the expiration of each Expense Year and Tax Year after the Base Expense Year and Base Tax Year, including, without limitation, the Expense Year and Tax Year during which this Lease terminates, Landlord will furnish Tenant with a statement (herein called "Landlord's Expense Statement" and "Landlord's Tax Statement"), prepared by Landlord or its accountant, setting forth in reasonable detail the Expenses and Real Estate Taxes for each such Expense Year and Tax Year and Tenant's Expense Share of the Expense Increases and Tenant's Tax Share of the Tax Increases, which statement shall be conclusive and binding upon Tenant. If the total of Tenant's Expense Share of the Expense Increases for such Expense Year as set forth in Landlord's Expense Statement exceeds the total estimated payments for Expense Increases paid by Tenant for such Expense Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the total amount of estimated payments paid by Tenant with respect to Expense Increases and the total of Tenant's Expense Share of the actual Expense Increases within thirty
(30) days after the receipt of Landlord's Expense Statement. If the total amount paid by Tenant for any such Expense Year shall exceed Tenant's Expense Share of the actual Expense Increases for such Expense Year, such excess shall be credited against the next installments of Expense Increases due from Tenant to Landlord hereunder. If this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within a reasonable time after such final determination of the actual Expenses. If the total of Tenant's Tax Share of the Tax Increases for any Tax Year as set forth in Landlord's Tax Statement exceeds the total estimated payments for Tax Increases paid by Tenant for such Tax Year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the total amount of estimated payments paid by Tenant with respect to Tax Increases and the total of Tenant's Tax Share of the actual Tax Increases within thirty
(30) days after the receipt of Landlord's Tax Statement. If the total amount paid by Tenant for any such Tax Year shall exceed Tenant's Tax Share of the actual Real Estate Taxes for such Tax Year, such excess shall be credited against the next installments of Tax Increases due from Tenant to Landlord hereunder. If this Lease has terminated and no amounts are due or to become due to Landlord from Tenant hereunder, any excess shall be paid to Tenant by check within a reasonable time after such final determination of the actual Tax Increases. Notwithstanding anything to the contrary contained herein, in the event that the Expenses for any subsequent Expense Year are less than Expenses for the Base Expense Year or in the event that the Real Estate Taxes for any Tax Year are less than the Real Estate Taxes for the Base Tax Year, Tenant shall not be entitled to a credit against any Base Rent or other sums payable by Tenant hereunder or to a payment from Landlord to Tenant with respect thereto.

          (e) If the commencement date or expiration date shall occur on a date other than the first or last day, respectively, of a Tax Year and/or Expense Year, Tenant's Tax Share of the Tax Increases and/or Tenant's Expense Share of Expense Increases for which the commencement date or expiration date occurs shall be prorated based on a 365-day year, but shall remain subject to adjustment based on receipt of information after the expiration date.

     5.   Use.
          ---

          (a.) Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or would in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or would in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which would in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises.

          (b.) Tenant shall not cause or permit the storage, use, generation, release, or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Building by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), providing that the Handling of such Common Office Chemicals shall comply at all times with all Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Building to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant's obligations under this Paragraph shall survive the expiration or other termination of this Lease. For purposes of this Paragraph, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation, asbestos containing materials, PCB's, CFC's, or substances defined or regulated as hazardous substances or hazardous materials in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 42 U.S.C. Section 1001-1012, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Federal State or local law, ordinance or regulation. "Hazardous Materials Laws" shall mean all Federal, State, and local laws, ordinances and regulations defining, regulating, restricting or otherwise governing the storage, use, generation, release or disapproval of Hazardous Materials.

     6.   Services.
          --------

          (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, windows, mechanical, plumbing and electrical equipment, and the structure itself in reasonably good order and condition except for damage occasioned by the acts of Tenant, its employees, agents, contractors or invitees, which damage shall be repaired by Landlord at Tenant's expense.

          (b) Landlord shall furnish the Premises with (1) electricity for lighting and the operation of customary office machines, (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 7 a.m. to 6 p.m. on weekdays (except holidays), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) elevator service, (4) lighting replacement (for building standard lights), (5) restroom supplies, (6) window washing with reasonable frequency, and (7) lobby attendant services and janitor service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord may establish reasonable measures to conserve energy, including but not limited to, automatic switching of lights after hours, so long as such measures do not unreasonably interfere with Tenant's use of the Premises. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated, or this Lease terminated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services or by the making of necessary repairs or improvements to the Premises or to the Building, or
(iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

          (c) Whenever heat-generating equipment or lighting other than building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the cost of such facilities and modifications shall be borne by Tenant. Tenant shall also pay the cost of providing all cooling energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord. If there is installed in the Premises lighting requiring power in excess of that required for normal office use in the Building, or if there is installed in the Premises equipment requiring power in excess of that required for normal desk-top office equipment or normal copying equipment, Tenant shall pay for the cost of such excess power, together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises.

          (d) In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's reasonable charges for such services upon billing therefor, including, without limitation, Landlord's then current administrative fee therefor.

     7.   Impositions Payable by Tenant. In addition to the monthly rental and
          -----------------------------
other charges to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord for any and all of the following items (hereinafter collectively referred to as "Impositions"), whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the Impositions are: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements shall be in Tenant or Landlord;
(b) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.


     8.   Alterations.
          -----------

     (a) Tenant shall make no alterations, additions or improvements to the Premises or install fixtures in the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld, provided however, that Landlord may withhold its consent in its sole and absolute discretion if there are any material modifications to any structural components of the Building or any of the Building's operating systems, including, without limitation, heating, ventilating, air conditioning, plumbing, electrical, and other operating systems. Tenant may reconfigure and replace furniture and undertake corresponding voice/data work, and no consent of Landlord shall be required therefor. In connection with Tenant's request for Landlord's consent under this Lease, Tenant shall pre-pay to Landlord a Two Hundred Fifty Dollar ($250.00) charge for Landlord's review of applicable documents and plans, together with any third-party costs and expenses incurred or to be incurred by Landlord related thereto. In no event, however, may the Tenant make any alterations, additions or related thereto. In no event, however, may the Tenant make any alterations, additions or improvements or install fixtures which, in Landlord's reasonable judgement, might adversely affect the structural components of the Building or Building mechanical, utility or life safety systems. At the time such consent is requested, Tenant shall furnish to Landlord a description of the proposed work, an estimate of the cost thereof and such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord, at its sole option, may require as a condition to the granting of such consent to any work costing in excess of two hundred fifty thousand dollars ($250,000), that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated costs of the proposed work, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work. Before commencing any work, Tenant shall give Landlord at least fifteen (15) days written notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work for which plans and specifications were required to obtain a building permit for such work, Tenant shall furnish to Landlord "as built" plans showing the changes made to the Premises.

          (b) Any alterations, additions or improvements to the Premises shall be made by Tenant at Tenant's sole cost and expense, and any contractor, subcontractor or other person selected by Tenant to make the same shall be selected from Landlord's approved bidder list. Tenant's contractor and its subcontractors shall employ union labor to the extent necessary to insure, so far as may be possible, the progress of the alterations, additions or improvements and the performance of any other work or the provision of any services in the Building without interruption on account of strikes, work stoppage or similar causes of delay. All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters. All alterations, additions and improvements shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant; provided, however, that if required by Landlord at the time Landlord reviews and approves the plans for alterations, additions or improvements (including the Tenant Improvements pursuant to the Tenant Improvement Work Letter attached hereto as Exhibit C), Tenant shall, prior to the end of the term, at its sole cost and expense, remove the alterations, additions and improvements required to be removed by Landlord and repair and restore the Premises to their condition at the commencement of the term.


     9.   Liens. Tenant shall keep the Premises and the Building free from
          -----
any liens (and claims thereof) arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be property for the protection of Landlord, the Premises and the Building from such liens and claims.


     10.  Repairs. By entry hereunder, Tenant accepts the Premises as being
          -------
in the condition in which Landlord is obligated to deliver the Premises. Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises in good condition and repair; ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted. Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises, abate rent or terminate this Lease. Subject to Landlord's rights to require the removal of alterations, additions and improvements, Tenant shall at the end of the term hereof surrender to Landlord the Premises and all Alterations thereto in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically herein set forth. No representations respecting the condition of the Premises or the Building have been made by Landlord or Landlord's agents to Tenant, except as specifically herein set forth.


     11.  Destruction or Damage.
          ----------------------

          (a) In the event the Premises or the portion of the Building necessary for Tenant's use and enjoyment of the Premises are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall repair the same (including the Tenant Improvements constructed pursuant to Exhibit C), subject to the provisions of this paragraph hereinafter set forth, if (i) such repairs can, in Landlord's opinion, be made within a period of twelve (12) months after commencement of the repair work, (ii) the cost of repairing damage for which Landlord is not insured shall be less than ten percent (10%) of the then full insurable value of the Premises with respect to repairing any damage to the Premises, or five percent (5%) of the then full insurable value of the Building with respect to repairing any damage to other areas of the Building, and (iii) the damage or destruction does not occur during the last twelve (12) months of the term of this Lease or any extension thereof. This Lease shall remain in full force and effect except an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.

          (b) As soon as is reasonably possible following the occurrence of any damage, Landlord shall notify Tenant of the estimated time and cost required for the repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy. If, in Landlord's opinion, such repairs cannot be made within twelve (12) months as set forth in subparagraph (a) (i) above, Landlord or Tenant may elect by written notice to the other within thirty (30) days after Landlord's notice of estimated time and cost is given, to terminate this Lease effective as of the date of such damage or destruction. If Landlord is not obligated to effect the repair based upon the circumstances set forth in subparagraphs (a) (ii) or (a) (iii) above, Landlord shall have the right to terminate this Lease, by written notice to Tenant within thirty (30) days after Landlord's notice of time and cost is given, effective as of the date of such damage or destruction. If neither party so elects to terminate this Lease, this Lease shall continue in full force and effect, but the rent shall be partially abated as hereinabove in this paragraph provided, and Landlord shall proceed diligently to repair such damage.

          (c) A total destruction of the Building shall automatically terminate this Lease. Tenant waives California Civil Code Sections 1932, 1933, 1941 and 1942 providing for (among other things) termination of hiring upon destruction of the thing hired and the right to make repairs and to vacate the Premises under certain conditions.

          (d) In no event shall Tenant be entitled to any compensation or damages from Landlord, specifically including, but not limited to, any compensation or damages for (i) loss of the use of the whole or any part of the Premises, (ii) damage to Tenant's personal property in or improvements to the Premises, or (iii) any inconvenience, annoyance or expense occasioned by such damage or repair (including moving expenses and the expense of establishing and maintaining any temporary facilities).

          (e) Landlord, in repairing the Premises, shall not be required to repair any injury or damage to the personal property of Tenant, or to make any repairs to or replacement of any alterations, additions, improvements or fixtures installed on the Premises by or for Tenant.


     12.  Insurance.
          ----------

          (a) Tenant agrees to procure and maintain in force during the term hereof, at Tenant's sole cost and expense, Commercial General Liability insurance in an amount not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury and property damage for injuries to or death of persons and property damage occurring in, on or about the Premises or the Building. If the term of this Lease, including, without limitation, any option terms, is for a period of more than five (5) years, then at the date which is the fifth anniversary of the commencement of the term, the aforesaid amount of Two Million Dollars ($2,000,000) shall be increased as required by Landlord to reflect Landlord's then requirements for the aforesaid insurance. Such policy shall name Landlord, Landlord's managing agent and any other party designated by Landlord as additional insureds, shall insure Landlord and Landlord's managing agent's contingent liability as respect to acts or omissions of Tenant, shall be issued by a company licensed to do business in the State of California and otherwise reasonably acceptable to Landlord, and shall provide that the policy may not be canceled nor amended without thirty (30) days prior written notice to Landlord. Tenant may carry said insurance under a blanket policy, provided however, said insurance by Tenant shall include an endorsement confirming application to and coverage of Landlord. Said insurance shall be primary insurance to any other insurance that may be available to Landlord. Any other insurance available to Landlord shall be non-contributing with and excess to this insurance.

          (b) A copy of the certificate(s) of insurance shall be delivered to Landlord by Tenant prior to commencement of the term of this Lease and upon each renewal of such insurance.

          (c) Tenant shall, prior to and throughout the term of this Lease, procure from each of its insurers under all policies of fire, theft, public liability, workers' compensation and any other insurance policies of Tenant now or hereafter existing, pertaining in any way to the Premises or the Building or any operation therein, a waiver, as set forth in paragraph 13 of this Lease, of all rights of subrogation which the insurer might otherwise, if at all, have against the Landlord or any officer, agent of employee of Landlord (including, without limitation, Landlord's managing agent).


     13.  Waiver of Subrogation. Landlord and Tenant shall each
          ---------------------
have included in all policies of fire, extended coverage, business interruption and other insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.


     14.  Indemnification. Tenant hereby waives all claims against Landlord
          ---------------
for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than principally by reason of gross negligence or willful act or breach of this Lease of Landlord, its employees or contractors, and Tenant shall defend Landlord against, hold Landlord harmless from, and reimburse Landlord for any and all claims, liabilities, damages, losses, costs and expenses, including without limitation, attorneys' fees and costs arising out of or in any way connected with (a) injury to or death of any person, and (b) damage to or destruction of any property, attributable to or resulting from the condition, use or occupancy of the Premises by Tenant or Tenant's failure to perform its obligations under this Lease; except such as is caused principally by gross negligence or willful act or breach of this Lease of Landlord, its contractors or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that injury, death or damage has occurred or that any claim or demand is to be make or may be made. The provisions of this paragraph shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.


     15.  Compliance with Legal Requirements. Tenant, at its sole cost and
          ----------------------------------
expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; with any direction or occupancy certificate issued pursuant to any law by any public officer or officers; as well as the provisions of all recorded documents affecting the Premises (including, without limitation, any ground lease, mortgage or covenants, conditions and restrictions), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, including, without limitation, structural, utility system and life safety system changes necessitated by Tenant's acts, use of the Premises or by improvements made by or for Tenant. To the extent not within the foregoing obligations of Tenant, Landlord shall comply with all such laws, requirements, directions and provisions insofar as any thereof relate to portions of the Building outside the Premises.


     16.  Assignment and Subletting.
          -------------------------

          (a) Tenant shall not hypothecate or encumber this Lease or any interest herein without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, transfer or assign this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at option of Landlord, be an Event of Default under this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved.

          (b) If the Tenant is a privately held corporation, or is an unincorporated association or partnership, or any other entity, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership or other entity in excess of fifty percent (50%) in the aggregate from the Ownership existing as of the date of this Lease shall be deemed an assignment or transfer within the meaning and provisions of this paragraph 16. If Tenant is a publicly held corporation, the public trading of stock in Tenant shall not be deemed an assignment or transfer within the meaning of this paragraph.

          (c) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:


               (1) at the time consent is requested, or at any time prior to the granting of consent, Tenant is in default in payment of rent under this Lease or would be in default in payment of rent under this Lease but for the pendency of any grace or cure period under paragraph 19 below;

               (2) if the proposed assignee or sublessee is a governmental agency;

               (3) if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would not be comparable to the types of office use by other tenants in the Building, would entail any alterations which would lessen the value of the leasehold improvements in the Premises, or would conflict with any so-called "exclusive" or percentage lease then in favor of another tenant of the Building;

               (4) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

               (5)                    ; and

               (6) if the proposed assignee or sublessee is an existing tenant of the Building.

          (d) If, at any time during the term of this Lease, Tenant desires to assign its interest in this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms of the proposed assignment or subletting ("Tenant's Notice"). Landlord shall have the option, exercisable by notice given to Tenant within twenty-one (21) days after Tenant's Notice is given ("Landlord's Option Period"), either (1) to consent to the assignment, in which event the provisions of subparagraph (g) shall be applicable, or to consent to the subletting in which event the provisions of subparagraph (h) shall be applicable; (2) to become the assignee or sublessee of Tenant (instead of the entity specified in Tenant's Notice) upon the terms set forth in Tenant's Notice; (3) in the event of a proposed assignment, to terminate this Lease and to retake possession of the Premises; (4) in the event of a proposed subletting of the entire Premises, or a portion of the Premises for all or substantially all of the remainder of the term, to terminate this Lease with respect to, and to retake possession of, the space in question, together with, if only a portion of the Premises is involved, such rights of access to and from such portion as may be reasonably required for its use and enjoyment; or 5) to disapprove the proposed assignment or subletting.

          (e)  [ INTENTIONALLY DELETED ]

          (f) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph (d) above) shall have a right further to sublet without Landlord's prior consent, which consent shall not be unreasonably withheld in accordance with this Lease, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease. No sublease, once consented to by Landlord, shall be modified or terminated by Tenant without Landlord's prior consent, which consent shall not be unreasonably withheld.

          (g) In the case of an assignment to an entity other than Landlord, fifty percent (50%) of any sums above the rate paid by Tenant, or other economic consideration received by Tenant as a result of such assignment, shall be paid to Landlord after first deducting the unamortized cost of reasonable leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred by Tenant in connection with such assignment.

          (h) In the case of a subletting to an entity other than Landlord, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting
(1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (2) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and
(3) the cost of any real estate commissions incurred by Tenant in connection with such subletting, amortized over the term of the sublease.

          (i) Regardless of Landlord's consent and regardless of whether Landlord consent is required pursuant to the terms hereof, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

          (j) In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, the Tenant shall pay Landlord's reasonable and standard processing fee (which currently is Five Hundred Dollars ($500.00)) in each instance and Landlord's reasonable attorneys' fees and costs incurred in connection therewith. In no event shall any of these costs be reimbursable to Tenant.

          (k) Notwithstanding anything to the contrary contained herein, any and all unexercised options to extend or renew the term of the Lease or to expand the Premises and any and all rights of first refusal and similar rights are intended by both Landlord and Tenant to be personal to NorthPoint Communications, Inc., a Delaware corporation, and any Affiliate thereof, and are not intended to benefit any assignee or sublessee hereunder. Upon any assignment or subletting of the Premises or any portion thereof, any such options or rights shall automatically and without any further action by Landlord terminate and be of no further force and effect.

     17.  Rules; No Discrimination. Tenant shall faithfully observe and
          ------------------------
comply with the rules and regulations annexed to this Lease, and after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Tenant specifically covenants and agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, national origin, or ancestry in the occupancy, use, sublease, tenure or enjoyment of the Premises.

     18.  Entry by Landlord. Landlord may enter the Premises at reasonable
          -----------------
hours to (a) inspect the same; (b) exhibit the same to prospective purchasers, lenders or tenants, provided, however, that Landlord shall only exhibit the Premises to prospective tenants during the final ninety (90) days of Tenant's occupancy of the Premises; (c) make repairs or perform maintenance required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; (d) supply janitor service and any other service to be provided by Landlord to Tenant under this Lease; and (e) post notices of non-responsibility, provided, however, that all such work shall be done as promptly as reasonably practical and so as to cause as little interference to Tenant as reasonably practical. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry except to the extent cause by the gross negligence, willful misconduct or breach of this Lease of Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in an emergency shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof and Landlord shall have no liability to Tenant as a result thereof.


     19.  Events of Default. The following events shall constitute Events of
          -----------------
Default under this Lease:

          (a) a default by Tenant in the payment when due of any rent or other sum payable hereunder and the continuation of such default for a period of 5 days after notice by Landlord that the same is due, but, after the second occurrence in any calendar year, only the passage of 5 days, and no notice, shall be required;

          (b) a default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and, if the default is curable, the continuation of such default for a period of twenty (20) days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of a nature to require more than twenty (20) days to remedy, provided, however, in no event shall Tenant have more than a period of one hundred thirty (130) days to remedy any such default;

          (c) the bankruptcy or insolvency of Tenant, transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within sixty (60) days thereafter;

          (d) the appointment of a receiver for a substantial part of the assets of Tenant;

          (e) the abandonment of the Premises; and

          (f) the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution and the failure to have such attachment or execution vacated within twenty (20) days thereafter.

     In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.


     20.  Termination Upon Default. Upon the occurrence of any Event of Default
          ------------------------
by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, terminate this Lease and exercise its remedies relating thereto in accordance with the following provisions:

          (a) Landlord shall have the right, so long as the Event of Default remains uncured, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

          (b) In the event of any such termination of this Lease, Landlord may then or at any time thereafter by judicial process, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

          (c) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation: (1) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (2) all legal expenses and other related costs incurred by Landlord following Tenant's default; (3) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; (4) all costs (including, without limitation, any brokerage commissions) actually incurred by Landlord in reletting the Premises; and (5) any and all other damages suffered by Landlord.

          (d) After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant. Tenant waives all claims for damages that may be caused by Landlord's removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless from and against any and all claims, damages, liabilities, losses, costs and expenses, including, without limitation, all costs of court and attorneys' fees of Landlord occasioned thereby.

          (e) In the event of the occurrence of any of the events specified in paragraph 19(c) of this Lease, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease, then, in addition to any other rights of Landlord hereunder or by law,
(1) Landlord may discontinue the services provided pursuant to paragraph 6 of this Lease, unless Landlord has received compensation in advance for such services in the amount of Landlord's reasonable estimate of the compensation required with respect to such services, and (2) neither Tenant, as debtor-in-possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (a) cures, or provides adequate assurance that the Assuming Tenant will promptly cure, any existing default under this Lease, (b) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and
(c) provides adequate assurance of future performance under this Lease. For purposes of this subparagraph (e), "adequate assurance" of such cure, compensation or future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding.

          (f) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any applicable law or imposes mandatory or voluntary controls or guidelines on Landlord or the Premises or the Building relating to the use or conservation of energy or utilities or the reduction of automobiles or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Premises or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Premises and/or Building related thereto. Such compliance and the making of such alterations shall not entitle Tenant to any abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to, liability for consequential damages or loss of business by Tenant. In carrying out such compliance and alterations, Landlord shall use reasonable efforts to minimize any disruptions to Tenant's business in the Premises.


     21.  Continuation after Default. Landlord shall have the remedy described
          --------------------------
in California Civil Code Section 1951.4 (i.e. Landlord may continue this Lease in effect after Tenant's abandonment and recover rental as it becomes due, because Tenant has the right to sublet or assign, subject only to reasonable limitations). Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect

Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.


     22.  Other Relief. The remedies provided for in this Lease are in addition
          ------------
to any other remedies available to Landlord at law or in equity, by statute or otherwise.


     23.  Landlord's Right to Cure Defaults. All agreements and provisions to be
          ---------------------------------
performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental. If Tenant shall fail to pay any sum of money, other than rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for twenty (20) days after notice thereof by Landlord, or such longer period as may be allowed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided to the extent Landlord may deem desirable. All sums so paid by Landlord (with interest at an annual rate equal to four percent (4%) over the annual prime rate of interest announced publicly by Citibank, N.A., in New York, New York from time to time, but in no event in excess of the maximum interest rate permitted by law) and all necessary incidental costs shall be payable to Landlord on demand.


     24.  Attorneys' Fees. If any action arising out of this Lease is brought by
          ---------------
either party hereto against the other, then and in that event the unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs expenses and attorneys' fees shall be included in and as part of such judgment.


     25.  Eminent Domain. If all or any part of the Premises shall be taken as a
          --------------
result of the exercise of the part of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced.


     26.  Subordination.
          -------------

          (a) This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof or Landlord's interest herein, and to all renewals, modifications, consolidations, replacements and extensions thereof, subject to the requirement in paragraph (26)b below. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute within ten (10) days any documents required to effectuate such subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease as may be requested by the holder of any such mortgage or deed of trust or by the ground lease under any such ground lease, or to evidence such attornment, subject to the requirement in paragraph 26(b) below.

          (b) In the event any mortgage or deed of trust which is entered into by Landlord after the date hereof to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off or foreclosed, nor shall the rights and possession of Tenant hereunder be disturbed if no Event of Default exists under the terms of this Lease, and if Tenant shall attorn to the purchaser, grantee, or ground lessor as provided in subparagraph (a) above or, if requested, enter into a new lease for the balance of the term (including the Extended Term) hereof upon the same terms and provisions as are contained in this Lease. Landlord share obtain a nondisturbance agreement from the existing mortgage lender for the Building, in such lender's approved form, within thirty (30) days after the date of this Lease, and Tenant shall execute such nondisturbance agreement.


     27.  No Merger. The voluntary or other surrender of this Lease by Tenant,
          ---------
or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to it of any or all such subleases or subtenancies.


     28.  Sale. In the event the original Landlord hereunder, or any successor
          ----
owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.


     29.  Estoppel Certificate. At any time and from time to time but on not
          --------------------
less than ten (10) days prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid,
(c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate, (d) whether there is then existing any claim by Tenant of default hereunder by Landlord, and, if so, specifying the nature thereof, and (e) such other matters as may be requested by Landlord. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust on the Building or any part thereof.


     30.  No Light, Air, or View Easement. Tenant agrees that any diminution or
          -------------------------------
shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord, nor entitle Tenant to any reduction of rent or any other sums payable hereunder.


     31.  Holding Over. If Tenant holds possession of the Premises after
          ------------
expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a monthly rental equivalent to 150% of the then prevailing monthly rental payable by Tenant at the expiration of the term of this Lease, payable in advance on or before the first day of each month, and shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant's failure timely to vacate the Premises.


     32.  Security Deposit. Tenant shall, upon execution of this Lease, deposit
          ----------------
with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, after expiration of any applicable grace period set forth in paragraph 19 hereof, Landlord may use, apply or retain all or any portion of the deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Tenant compensates Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, Tenant shall within ten (10) business days after demand therefor deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts or to pay any interest on the deposit.


     33.  Waiver. The waiver by Landlord of any agreement, condition or
          ------
provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with such terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of preceding breach at the time of acceptance of the rental.


     34.  Notices and Consents. All notices, consents, demands and other
          --------------------
communications
from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises.


     35.  Complete Agreement. There are no oral agreements between Landlord and
          ------------------
Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, letters of intent and understandings if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Building or related facilities.


     36.  Corporate Authority. If Tenant signs as a corporation, each of the
          -------------------
persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation, that Tenant has been and is qualified to do business in California, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.


     37.  Partnership Authority. If Tenant is a partnership, joint venture, or
          ---------------------
other unincorporated association, each individual executing this Lease on behalf of Tenant warrants that this Lease is binding on Tenant and that each and both of the persons signing on behalf of Tenant were authorized to do so.


     38.  Limitation of Liability to Building. The liability of Landlord to
          -----------------------------------
Tenant for any default by Landlord under this Lease or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Premises, shall be limited to the interest of Landlord in the Building. Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this paragraph 38 shall apply equally and inure to the benefit of Landlord, its successors and their respective, present and future partners of all tiers, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns. Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) or individual trustee or beneficiary' (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.


     39.  Miscellaneous. The words "Landlord" and "Tenant" as used herein shall
          -------------
include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each , and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, Upon the request of Landlord, Tenant shall provide to Landlord from time to time, at no expense to Landlord, copies of such financial statements with respect to Tenant as may have been prepared by or for Tenant (which, in the case of financial statements made available to the public, shall be such publicly available financial statements). Landlord's acceptance of a partial rent payment shall not constitute a waiver of any rights of Tenant or Landlord, including, without limitation, any right Landlord may have to recover possession of the Premises, in unlawful detainer, or otherwise. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of the State of California.


     40.  Abandonment. Tenant shall not vacate or abandon the Premises or any
          -----------
part thereof at any time during the term of this Lease. Tenant understands that if Tenant should leave the Premises or any part thereof abandoned, the risk of fire, other casualty, and vandalism to the Premises and the Building will be increased and that, therefore, such action by

Tenant shall constitute a material breach of this Lease, whether or not Tenant continues to pay rent and additional rent under this Lease. If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord may sell or otherwise dispose of such personal property in any commercially reasonable manner.

     41.

     42.  Americans with Disabilities Act and Similar Acts. Notwithstanding
          ------------------------------------------------
anything to the contrary contained herein or in the Lease, Tenant, at its sole cost and expense, shall (i) cause the Premises to comply with the provisions of the Americans With Disabilities Act, 42. U.S.C. 12101 et seq. and any governmental regulations with respect thereof (the "ADA"), Title 24 of the California Administrative Code ("Title 24"), and other similar federal, state, and local laws and regulations, including, without limitation, any alterations required under ADA for the purposes of "public accommodations" (as that term is used in the ADA), and (ii) reimburse Landlord upon demand for any and all costs and expenses incurred by Landlord to comply with ADA, Title 24, or such similar federal, state, or local laws and regulations in any other portion of the Building in which the Premises are located arising out of Tenant's use of or construction in the Premises. Except as provided above, Tenant shall have no responsibility to comply with such laws in of the Premises. Landlord shall be responsible for compliance with ADA in the common areas and the path of travel to the Premises in the portions of the Building outside the Premises.


     43.  Exhibits. The exhibit(s) and addendum, if any, specified in the Basic
          --------
Lease Information are attached to this Lease and by this reference made a part hereof.


     44.  Landlord's Liability; Sale of Building. The term "Landlord," as used
          --------------------------------------
in this Lease, shall mean only the owner or owners (or lessee or lessees under any ground lease) of the Building at the time in question. Tenant acknowledges and agrees that the liability of Landlord with respect to its obligations under this Lease is limited to Landlord's interest in the Building and any sale, insurance or condemnation proceeds derived therefrom, and Tenant agrees to look solely to Landlord's interest in the Building and any sale, insurance or condemnation proceeds derived therefrom to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant under this Lease. In no event shall any partner, officer, director, employee, trustee, beneficiary, advisor, investment manager, manager, agent, member, advisor, or shareholder of Landlord have any personal liability to Tenant with respect to any liability or obligation of Landlord to Tenant, and no recourse shall be had by Tenant against any such parties or the assets of any such parties to satisfy any claim or judgment of Tenant for Landlord's breach of any of its obligations under this Lease. In addition, in the event of any conveyance of title to the Building, Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord's interest in the Real Property, and once such transfer has been made, Landlord shall be released from any further responsibility or liability of such security. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, trustees, beneficiaries, members or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner.

     45.  Name of Building. Tenant shall not use the name of the Building for
          ----------------
any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building and Landlord shall not be liable to Tenant for any loss, cost or expense in account of any such change of name.


     46.  Hazardous Substance Disclosure. California law requires landlords to
          ------------------------------
disclose to tenants the existence of certain Hazardous Materials. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain Hazardous Materials. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain Hazardous Materials. Although smoking is prohibited in the public areas or the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain Hazardous Materials.


     47.  Real Estate Brokers. Landlord and Tenant each represents and warrants
          -------------------
to the other that such party has negotiated this Lease directly with the Real Estate Broker(s), if any, identified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for such party in connection with this Lease. Each party shall indemnify, defend and hold the other harmless from and against any and all claims by any real estate broker or salesman other than the Real Estate Broker(s), if any, identified in the Basic Lease Information for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above. Landlord will pay any commission owing to the Real Estate Brokers, if any, identified in the Basic Lease Information above pursuant to a separate agreement.


     48.  Limited Recourse. Notwithstanding anything to the contrary in the
          ----------------
Lease or in any document delivered by Landlord in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that The Equitable Life Assurance Society of the United States is acting solely on behalf and for the benefit of Separate Account No. S-16III and Landlord's liability shall be limited to, and payable and collectable only out of, assets allocated to, or held by Landlord for the benefit of, Separate Account No. S-16III (including, without limitation, the Building) and no other property or asset of Landlord or of any of Landlord's directors, officers, employees, shareholders, contractholders or policyholders, shall be subject to any lien, levy, execution, setoff or other enforcement procedure for satisfaction of any right or remedy of Tenant in connection with the transaction contemplated hereby.


          IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:


TENANT                                     LANDLORD

NORTHPOINT COMMUNICATIONS, INC.,           THE EQUITABLE LIFE ASSURANCE
a Delaware corporation                     SOCIETY OF THE UNITED STATES,
                                           a New York corporation


By: /s/ TIMOTHY M. MONAHAN                 By: /s/ JAMES PIANE
   -------------------------------            -------------------------------
   Its:  Vice President Finance &             Its: Investment Officer
           Planning                               ------------------------
       ---------------------------

By: /S/ [SIGNATURE]
   -------------------------------
   Its: Chief Development Officer
       ---------------------------

                                    ADDENDUM
                                    --------



     This Addendum is attached to and made a part of the Office Lease dated June 17, 1999, between The Equitable Life Assurance Society of the United States, a
--
New York corporation, as Landlord, and NorthPoint Communications, Inc., a Delaware corporation, as Tenant.

     49.  First Month Base Rent.  Tenant shall, on the date of this Lease, pay
          ---------------------
to Landlord the amount of $313,097.83 representing the Base Rent for the first full month following the Base Rent commencement date. Landlord shall apply such amount to the Base Rent for such first full month.

     50.  Temporary Space.  Between the date of this Lease and the date of
          ---------------
substantial completion of the Tenant Improvements in the Premises, Tenant shall have the right to occupy the entire tenth floor of the North Tower of the Building, which contains approximately 29,734 square feet of rentable area of space, and, when vacated by the existing occupant, a portion of the ninth floor of the North Tower of the Building containing approximately 9,788 square feet of rentable area of space (collectively the "Temporary Space"). If Tenant occupies any of the Temporary Space, all of the agreements of Tenant and covenants in this Lease, except the amount of the Base Rent and the provisions of Exhibit C relating to Tenant Improvements, shall apply to Tenant and the Temporary Space occupied by Tenant (as though the Temporary Space were the Premises) and be in full force and effect. The Base Rent for the Temporary Space shall be thirty-eight dollars ($38) per square foot of rentable area of the Temporary Space occupied by Tenant per year, payable monthly in advance in accordance with this Lease, beginning on the date on which Tenant occupies any of the Temporary Space and continuing thereafter until Tenant vacates the Temporary Space in its entirety. Landlord shall deliver the Temporary Space to Tenant, and Tenant shall accept the Temporary Space, in its "as is" condition on the date of this Lease. Tenant shall vacate the Temporary Space within ten (10) business days after the date of substantial completion of the Tenant Improvements in the Premises. If Tenant fails to vacate the Temporary Space by such date, the Base Rent for the Temporary Space shall be increased to seventy-six dollars ($76) per square foot of rentable area per year calculated on the basis of the Temporary Space not so vacated by Tenant. Tenant shall indemnity and defend Landlord and any tenant with whom Landlord signs a lease for any Temporary Space ("new tenant") and hold Landlord and new tenant harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or caused by any failure by Tenant to vacate the Temporary Space in its entirety within ten (10) business days after the date of substantial completion of the Tenant Improvements in the Premises.

     51.  Extended Term.
          -------------

     (a) Subject to the provisions of this paragraph, Tenant shall have the right to extend the term of this Lease for an additional term (the "Extended Term") of five (5) years. The Extended Term shall commence on the first day after the Term Expiration specified in the Basic Lease Information and, unless sooner terminated as provided in this Lease, shall end five (5) years thereafter. Tenant may exercise such right only by giving Landlord written notice of exercise of such right at least two hundred ten (210) days, but no earlier than three hundred sixty (360) days, before the Term Expiration and only if no Event of Default exists when Tenant exercises such right. If Tenant fails to exercise such right in accordance with this paragraph, such right shall terminate. If Tenant exercises such right in accordance with this paragraph, the term of this Lease shall be extended for the Extended Term subject to the agreements, covenants and conditions set forth in this Lease.

     (b) If Tenant exercises the right to extend the term of this Lease for the Extended Term in accordance with this paragraph, effective as of first day of the Extended Term, the Base Rent for the Extended Term shall be the prevailing fair market rental value of the Premises on the first day of the Extended Term, on and subject to the agreements, covenants and conditions (except the amount of Base Rent) of this Lease, based on then current rent being offered and accepted for comparable space in comparable buildings (including, without limitation, other space in the Building) in San Francisco leased to tenants of comparable quality, size and financial capability to Tenant, for a term equal to the Extended Term, on terms comparable to this Lease as of the first day of the Extended Term. Such fair market rental value shall be determined by agreement between Landlord and Tenant. If Landlord and Tenant do not agree on such fair market rental value by the date three (3) months prior to the first day of the Extended Term, such fair market rental value shall be determined as follows.

          (i) Landlord and Tenant each shall appoint one (1) appraiser within fifteen (15) days after a written request for appointment of appraisers has been given by either Landlord or Tenant to the other. If either Landlord or Tenant fails to appoint its appraiser within such period of fifteen (15) days, such appraiser shall be appointed by the Superior Court of the State of California in and for the City and County of San Francisco upon application of the other. Each such appraiser shall establish his or her opinion of such fair market rental value of the Premises and submit a written report setting forth the value to Landlord and Tenant within thirty
     (30) days after the appointment of both such appraisers. If the higher value in such two (2) reports is not more than one hundred ten percent (110%) of the lower value, such fair market rental value of the Premises shall be the average of the two (2) values. If the higher value is more than one hundred ten percent (110%) of the lower value, Landlord and Tenant shall agree upon and appoint a neutral third appraiser within fifteen (15) days after both of the first two (2) reports have been submitted to Landlord and Tenant. If Landlord and Tenant do not agree and fail to appoint such neutral third appraiser within such period of fifteen (15) days, such neutral third appraiser shall be appointed by the Superior Court of the State of California in and for the City and County of San Francisco upon application of either Landlord or Tenant. The neutral third appraiser shall establish his or her opinion of such fair market rental value of the Premises and submit a written report setting forth the value to Landlord and Tenant within thirty (30) days after his or her appointment. Such fair market rental value of the Premises shall be the average of the two (2) values set forth in such three (3) reports that are closest to each other (or, if the differences among such three (3) values are equal, the average of such three (3) values). The fair market rental value of the Premises, determined in accordance with this paragraph, shall be conclusive and binding upon Landlord and Tenant.

          (ii) Any proceedings in connection with the determination of the fair market rental value of the Premises shall be subject to California Code of Civil Procedure sections 1280 to 1294.2 (including section 1283.05) or successor California laws then in effect relating to arbitration and any such proceedings shall be conducted in the City and County of San Francisco. All appraisers appointed by Landlord or Tenant, or both of them, shall be members of the American Institute of Real Estate Appraisers of the National Association of Realtors (or successor organization) or real estate professionals qualified by appropriate training or experience and have at least ten (10) years of experience dealing with commercial real estate. The appraisers shall have no power or authority to amend or modify this Lease in any respect and their jurisdiction is limited accordingly.

          (iii) Landlord and Tenant each shall pay the fee and expenses charged by its appraiser plus one-half of the fee and expenses charged by the neutral third appraiser. If the fair market rental value of the Premises has not been determined in accordance with this paragraph by the first day of the Extended Term, Tenant shall pay as Base Rent amount of Base Rent for the month immediately preceding the Extended Term, effective on the first day of the Extended Term, and Tenant shall continue to pay such amount until the fair market rental value of the Premises has been determined, at which time any adjustment in the Base Rent resulting therefrom shall be made retroactively within ten (10) days after such determination.

     (c) If Tenant exercises the right to extend the term of this Lease for the Extended Term in accordance with this paragraph, Landlord and Tenant each shall, on or before the first day of the Extended Term (or as soon thereafter as practical), execute and deliver to the other an amendment to this Lease which confirms the extension of the term of this Lease for the Extended Term and sets forth the Base Rent for the Extended Term, but the term of this Lease shall be extended for the Extended Term and the Base Rent for the Extended Term shall be determined in accordance with this paragraph whether or not such amendment is executed.

     52.  Right of First Offer.
          --------------------

     (a) During the initial term of sixty (60) months and two (2) weeks of this Lease, Landlord grants to Tenant a right of first offer to lease space located on the fifth and eighth floors of the South Tower of the Building (the "First Offer Space"). Notwithstanding the foregoing, Tenant shall not have a right of first offer with respect to the approximately thirteen thousand (13,000) square feet of rentable area (the Carve Out Space") on the eighth floor for which Landlord is currently in lease negotiations with a third party, unless and until Landlord gives written notice to Tenant that the Carve Out Space has become a First Offer Space. Additionally, such first offer right of Tenant shall commence only following the expiration or earlier termination of the existing leases (including, without limitation, renewals or extensions thereof, whether or not pursuant to a right or option to do so) of the First Offer Space, and such right of first offer shall be subordinate to all rights of existing tenants in possession of the First Offer Space and any renewal, extension, or expansion rights currently negotiated or to be negotiated in the future with such tenants (collectively, the "Superior Right Holders"). Tenant's right of first offer shall be on the terms and conditions set forth in this paragraph.

     (b) If no Event of Default exists, Landlord shall notify Tenant (the "First Offer Notice") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space and that such right of first offer has not otherwise terminated as set forth in this paragraph. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the First Offer Space so offered to Tenant and shall set forth the Base Rent and additional rent (the "First Offer Rent"), the term for such lease of space, and the other material lease terms upon which Landlord is willing to lease such First Offer Space to Tenant.

     (c) If no Event of Default exists and Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days after delivery of the First Offer Notice to Tenant, Tenant shall deliver to Landlord notice of Tenant's exercise of its right of first offer with respect to the entire First Offer Space described in the First Offer Notice either (i) on the terms contained in the First Offer Notice or (ii) on terms to be negotiated between Landlord and Tenant as provided below ("Tenant's Exercise Notice"). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space offered by Landlord to Tenant in a First Offer Notice at any particular time, and Tenant may not elect to lease only a portion thereof. If Tenant does not so notify Landlord within such five (5) business day period, Tenant shall have no further right of first offer with respect to that First Offer Space and Landlord shall be free to lease the First Offer Space described in the First Offer Notice to any tenant on any terms whatsoever. In the event that Tenant does deliver Tenant's Exercise Notice to Landlord within the five (5) business day period and Tenant's Exercise Notice states that such exercise shall be on terms to be negotiated between Landlord and Tenant, then Landlord and Tenant agree to negotiate in good faith for a period of up to seven (7) business days after Landlord's receipt of Tenant's Exercise Notice to determine the First Offer Rent and other material lease terms for the First Offer Space described in the First Offer Notice. If Landlord and Tenant cannot in good faith agree upon the First Offer Rent and other material lease terms for the First Offer Space described in the First Offer Notice within such seven (7) business day period, then Landlord shall be free to lease the First Offer Space described in the First Offer Notice to any tenant or any terms whatsoever and Tenant shall have no further right of first offer with respect to that First Offer Space.

     (d) Tenant shall take any and all First Offer Space in its then "as is" condition, with such tenant improvement allowance, if any, offered by Landlord in the First Offer Notice or as otherwise negotiated between Landlord and Tenant as provided above. Except as provided in the First Offer Notice or as otherwise negotiated between the parties as provided above, Landlord shall have no obligation to construct or install any improvements, furnishings or equipment whatsoever in the First Offer Space.

     (e) If Tenant timely exercises Tenant's right to lease any First Offer Space as set forth herein, Landlord and Tenant shall within twenty (20) days thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions set forth in the First Offer Notice or as otherwise negotiated between Landlord and Tenant as provided above.

     (f) The rights contained in this paragraph shall be personal to Tenant (and shall not be exercisable by any sublessee or transferee or any other assignee or successor to Tenant's interest in or to this Lease), and may only be exercised by Tenant if no Event of Default exists and Tenant occupies the entire Premises.

     53.  Letter of Credit.
          ----------------

     (a) In lieu of the cash deposit described in paragraph 32 hereof, Tenant shall, on the date of this Lease, deliver to Landlord an irrevocable letter of credit (the "Letter of Credit") in the amount of three million three hundred thousand dollars ($3,300,000), issued to Landlord, as beneficiary, in form and substance satisfactory to Landlord, by a bank (an "Approved Bank") approved by Landlord qualified to transact banking business in California with an office in the City and County of San Francisco, Alameda County, Contra Costa County, Marin County, San Mateo County or Santa Clara County at which drafts drawn on the Letter of Credit may be presented for payment. The full amount of the Letter of Credit shall be available to Landlord upon presentation of Landlord's sight draft accompanied only by the Letter of Credit and a signed and dated certification from Landlord stating the following: The undersigned, as the landlord under the Office Lease dated June 17, 1999, between The Equitable Life Assurance Society of the United States, a New York corporation, as landlord, and NorthPoint Communications, Inc., a Delaware corporation, as tenant, has the right to draw the full amount of the Letter of Credit pursuant to the Office Lease. Tenant shall maintain the Letter of Credit for the entire term (including any Extended Term) of this Lease, subject only to reduction in the amount of the Letter of Credit or release of the Letter of Credit as provided in this paragraph. The Letter of Credit shall expressly state that the Letter of Credit and the right to draw thereunder may be transferred or assigned by Landlord to any successor or assignee of Landlord under this Lease.

     (b) The Letter of Credit shall have an initial expiration date at least twelve (12) months after the date of this Lease. Tenant shall, at least sixty
(60) days before each expiry of the Letter of Credit, cause an Approved Bank to reissue, renew, replace or extend the Letter of Credit for an additional period of at least twelve (12) months in order to maintain the Letter of Credit in accordance with this paragraph.

     (c) If any Event of Default by Tenant occurs under this Lease, then Landlord shall have the right at any time thereafter, but shall not be obligated, to draw the full amount of the Letter of Credit and to hold and apply the proceeds from the Letter of Credit as the cash deposit under paragraph 32 hereof. If Tenant fails to cause an Approved Bank to reissue, renew, replace or extend the Letter of Credit at least sixty (60) days before any expiry of the Letter of Credit in accordance with this paragraph, then Landlord shall have the right to draw the full amount of the Letter of Credit at any time within such period sixty (60) days preceding such expiry of the Letter of Credit and to hold and apply the proceeds from the Letter of Credit as the cash deposit under paragraph 32 hereof.

     (d) If no Event of Default has occurred prior to the applicable reduction date set forth in this sentence (even if the Event of Default subsequently was cured by Tenant), the amount of the Letter of Credit shall be reduced (i) to two million four hundred seventy-five thousand dollars ($2,475,000) on the date twenty-four (24) months after the Base Rent commencement date, (ii) to one million six hundred fifty thousand dollars ($1,650,000) on the date thirty-six
(36) months after the Base Rent commencement date, and (iii) to eight hundred twenty-five thousand dollars ($825,000) on the date forty-eight (48) months after the Base Rent commencement date.

     (e) If no Event of Default has occurred (even if the Event of Default subsequently was cured by Tenant) and Tenant obtains a "BB" credit rating from Standard & Poor's, or a rating equivalent to such Standard & Poor's rating from Moody's or Fitch (or any other comparable rating agency acceptable to Landlord) for unsecured debt of Tenant, then the amount of the Letter of Credit shall be reduced by fifty percent (50%) from the amounts otherwise required by this paragraph. If such "BB" (or equivalent) credit rating is subsequently withdrawn or reduced, then Tenant shall, within thirty (30) days thereafter, restore the amount of the Letter of Credit to the amount calculated in accordance with this paragraph and in compliance with the requirements set forth in this paragraph.

     (f) If no Event of Default has occurred (even if the Event of Default subsequently was cured by Tenant) and Tenant obtains a "BBB" credit rating from Standard & Poor's, or a rating equivalent to such Standard & Poor's rating from Moody's or Fitch (or any other comparable rating agency acceptable to Landlord) for senior unsecured debt of Tenant, then Landlord shall release the Letter of Credit and deliver the Letter of Credit to Tenant within thirty
(30) days after Tenant delivers to Landlord written evidence reasonably satisfactory to Landlord that Tenant has received such "BBB" (or equivalent) credit rating. If such "BBB" (or equivalent) credit rating is subsequently withdrawn or reduced, then Tenant shall, within thirty (30) days thereafter, deliver a Letter of Credit, in the amount calculated in accordance with this paragraph and in compliance with the requirements set forth in this paragraph, to Landlord.

     (g) Tenant grants to Landlord a security interest in all proceeds of the Letter of Credit to secure performance of all obligations of Tenant under this Lease.

     54.  Parking. Tenant shall have the right from time to time to rent from
          -------
Landlord as many as one (1) unreserved parking space in the Building garage for each two thousand five hundred (2,500) square feet of rentable area in the Premises on a monthly basis throughout the term of this Lease. If, at any time, Tenant rents less than the maximum of one (1) parking space per two thousand five hundred (2,500) square feet of rentable area and Tenant requests additional parking spaces, Landlord shall use commercially reasonable efforts to furnish such additional parking spaces to Tenant as soon as such additional parking spaces are available. Such parking spaces shall be rented by Tenant at the then prevailing monthly rate established by Landlord from time to time or Landlord's agents for such parking spaces. Tenant shall be responsible for any taxes imposed by any governmental authority in connection with such spaces. Tenant's continued right to use such parking spaces is conditioned upon Tenant and Tenant's employees complying with all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the parking facility, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of any rent under this Lease, from time to time, close off or restrict access to the parking facility for purposes of permitting or facilitating any maintenance, construction, alterations or improvements. Landlord may totally or partially delegate its responsibilities hereunder to a parking operator, in which event such operator shall have the rights of control granted to Landlord. The parking spaces rented by Tenant pursuant to this paragraph are provided to Tenant solely for use by Tenant's own personnel (not including Tenant's invitees and guests) and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval. Monthly parking pass holders shall have twenty-four
(24) hour access to the Building garage.

     55.  Storage Space. upon execution of Landlord's standard storage space
          -------------
lease ("Storage Space Lease"), Tenant shall have the right to lease approximately five hundred (500) square feet of storage space at a rental rate of fifteen dollars ($15) per square foot per year, on the terms and conditions contained in the Storage Space Lease.

     56.  Signage. Tenant shall have the right to install Building standard
          -------
signage in the lobby and common areas of the Building and to use the standard graphics of Tenant therefor during the term (and any Extended Term) of this Lease. During the term (and any Extended Term) of this Lease, so long as Tenant leases from Landlord and occupies a minimum of one hundred seventy-five (175,000) square feet of rentable area in the Building, Tenant shall have the primary right, at its sole cost and expense, to erect and maintain signage with the NorthPoint Communications Group, Inc. corporate name or logo, or both, on the exterior of the South Tower of the Building over or around the entrance doors. The exact location, size, materials and design for such signage shall be compatible with Landlord's Building signage program and shall be subject to all applicable laws and to Landlord's prior approval, which approval shall not be unreasonably withheld. Tenant shall comply, at its sole cost and expense, with any and all laws, statues, ordinances and governmental rules, regulations or requirements applicable to such signage. Tenant shall have the right and the obligation to remove any such signage prior to the expiration of the term of this Lease.

     57   Gross Negligence. The term "gross negligence" as used in this Lease
          ----------------
shall mean "any action or inaction taken with a reckless disregard for the consequences."

     58.  Time is of the Essence. Time is of the essence of this Lease and each
          ----------------------
of the provisions in this Lease.

     59.  BOMA Measurement. Tenant shall have the right, within forty-five (45)
          ----------------
days after the date of this Lease, to have the architect approved by Landlord who will design the Tenant Improvements measure the Premises in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996 (the "BOMA Standard"). If Tenant exercises such right, Tenant shall furnish copies of all measurements and calculations made by such architect to Landlord promptly after such measurement has been undertaken. If, on the basis of such measurement, such architect determines that the rentable area (as defined in the BOMA Standard) of the Premises is only eighty percent (80%) or less of the rentable area of the Premises set forth in the Basic Lease Information, then Tenant shall have the right, by giving notice to Landlord within ten (10) days after such initial period of forty-five (45) days, to have the rentable area of the Building and the Premises determined in accordance with the BOMA Standard by an architect having at least fifteen (15) years of experience designing improvements for office buildings in San Francisco, California (a "Qualified Architect"), solely for the purpose of this Lease. If, within fifteen (15) days after Tenant gives such notice, Landlord and Tenant do not agree upon and appoint a Qualified Architect, the Qualified Architect shall be appointed by the Superior Court of the State of California in and for the City and County of San Francisco upon application of either Landlord or Tenant. Within thirty (30) days after his or her appointment, the Qualified Architect shall determine the rentable area of the Building and the Premises solely for the purposes of this Lease, and such determination shall be final, conclusive and binding upon Landlord and Tenant. Any proceedings in connection with such determination shall be subject to California Code of Civil Procedure sections 1280 to 1294.2 or successor California laws then in effect relating to arbitration and any such proceedings shall be conducted in the City and County of San Francisco. Landlord and Tenant each shall pay one-half of the fee and expenses charged by the Qualified Architect. When such determination has been made, Landlord and Tenant each shall, upon demand by the other, execute and deliver to the other an amendment to this Lease which sets forth the rentable area of the Premises, the amount of the Base Rent, Tenant's Expense Share, Tenant's Tax Share and the Tenant Improvement Allowance based on the Qualified Architect's determination of the rentable area. If there is no determination of the rentable area pursuant to this paragraph, all references to rentable areas of spaces in the Building set forth in this Lease shall be final, conclusive and binding upon Landlord and Tenant.

     60.  Exclusions From Expenses. Notwithstanding anything to the contrary in
          ------------------------
the definition of Expenses set forth in paragraph 4(a)(v) hereof, Expenses shall not include: (i) any ground lease rental; (ii) costs incurred for goods and services (including utilities) sold or supplied to Tenant or other tenants or occupants of the Building to the extent Landlord receives direct and separate reimbursement of such costs from Tenant or other tenants or occupants of the Building; (iii) costs incurred for the repair of damage to the Building to the extent that Landlord is separately and directly reimbursed from any source (including, without limitation, by insurance, condemnation or warranty proceeds); (iv) costs (including permit, license and inspection costs but excluding costs of utilities) incurred for the installation of tenant improvements made for tenants or other occupants of the Building or otherwise for renovating, improving, painting or decorating space leased or available for leasing to tenants or other occupants of the Building; (v) depreciation and amortization except as specifically provided in paragraph 4(a)(v) hereof; (vi) leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building; (vii) except as specifically provided in paragraph 4(a)(v) hereof, costs incurred for capital improvements or capital replacements as determined in accordance with generally accepted accounting principles consistently applied; (viii) interest or penalties incurred as the result of late payment by Landlord due to Landlord's active negligence (unless Landlord in good faith disputes a charge and subsequently loses or settles such dispute) or willful misconduct; (ix) costs incurred for goods and services sold or supplied by Landlord or any Affiliate of Landlord to the extent such costs exceed the fair market value of such goods or services; (x) interest and principal on any mortgage encumbering the Building and costs of refinancing any such mortgage;
(xi) wages, salaries, payroll taxes and other labor costs and employee benefits for personnel ratably to the extent such personnel do not devote time to the management, operation, maintenance and repair of the Building; (xii) equipment rental or lease costs for renting or leasing major capital equipment for the operation of the Building determined in accordance with generally accepted accounting principles consistently applied; (xiii) costs arising from Hazardous Materials which were installed by Landlord or its officers, agents or employees and which, at the time of installation, Landlord knew or should have known were in fact Hazardous Materials; (xiv) costs for the purchase of fine art (including, without limitation, paintings and sculptures); and (xv) advertising and promotional expenditures primarily directed toward leasing tenant space in the Building, and the costs of signs in or on the Building identifying any tenant of the Building, except the Building directories.

     61.  Audit of Expenses and Real Estate Taxes.  Provided no Event of Default
          ---------------------------------------
exists, Tenant shall have the right to conduct an audit of the books and records of Landlord to determine the accuracy of a Landlord's Expense Statement or a Landlord's Tax Statement for a calendar year. Any such audit shall be initiated no later than six (6) months after the Landlord's Expense Statement or the Landlord's Tax Statement for the applicable calendar year has been delivered. Such audit shall be performed by a regular employee of Tenant or by a major regional or national firm of certified public accountants reasonably acceptable to Landlord, at the expense of Tenant, during normal business hours at the management office of the Building or an office of Landlord in the City and County of San Francisco, and with at least seven (7) days' prior written notice. Such audit shall not be performed by any person or entity that performs such audits on a contingent fee basis. Landlord shall keep books and records showing Expenses and Real Estate Taxes for at least one (1) year following the applicable calendar year at the management office of the Building or an office of Landlord in the City and County of San Francisco. No books or records may be removed by Tenant. Paragraph 4(d) hereof shall apply to the results of any such audit. If Tenant does not initiate an audit in accordance with this paragraph within such period of six (6) months, the Landlord's Expense Statement and the Landlord's Tax Statement for the applicable calendar year shall be final, conclusive and binding.

     62.  Use of Premises. The Premises shall be used for the following purposes
          ---------------
and no other without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion: general business and professional offices, including storage, public meeting rooms, meeting, training and conference facilities, kitchen, telecommunication facilities and equipment, teleconferencing facilities, data processing and computer facilities and computer equipment rooms, a 24-hour a day operational network control center, and any other uses consistent with telecommunications uses and business and professional uses in Class A office buildings in the City and County of San Francisco, California.

     63.  Landlord's Insurance. Landlord shall, during the term (including any
          --------------------
Extended Term) of this Lease, obtain and keep in force standard "all risk" or "fire and extended coverage" property insurance for the Building with such coverages, in such amounts and subject to such deductibles as Landlord determines from time to time. At the request of Tenant at any time, Landlord shall furnish to Tenant a certificate of insurance for the property insurance covering the Building carried by Landlord. As of the date of this Lease, Landlord carries earthquake insurance but Landlord shall not be obligated to maintain earthquake insurance. If Landlord ceases to carry earthquake insurance or materially alters the coverage under an earthquake insurance policy, Landlord shall give notice of the change to Tenant. Landlord shall, during the term (including any Extended Term) of this Lease, obtain and keep in force commercial general liability insurance for the use and occupancy of the Building with such coverages and in such limits as Landlord determines from time to time.

     64.  Permitted Transfers. Notwithstanding anything in paragraph 16 hereof
          -------------------
to the contrary, Tenant shall have the right (a) to assign this Lease or sublease all or any portion of the Premises to an Affiliate and (b) to permit the use or occupancy of the Premises or any part thereof by suppliers of services to Tenant (such as data processing, photocopy, messenger, travel, communications, facilities management and accounting services) in. connection with the provision of such services to Tenant as long as the total area of the Premises used or occupied by such suppliers does not exceed twenty thousand (20,000) square feet at any time (all of the foregoing are "Permitted Transfers"). The consent of Landlord shall not be required for any Permitted Transfers, but Tenant shall give notice to Landlord upon the occurrence of any assignment of this Lease or any sublease of all or any portion of the Premises to an Affiliate. The provisions of subparagraphs (d)~ (g) and (h) of paragraph 16 shall not apply to Permitted Transfers. As used in this Lease, "Affiliate" means any person or entity which controls, is controlled by or is under common control with Tenant, or any entity resulting from the merger or consolidation with Tenant, or any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted by Tenant on the Premises. For this purpose, "control" means ownership of fifty-one percent (51%) or more of the voting stock or the capital and profits of the controlled entity.

     65.  Roof Satellite Dish. Upon execution of Landlord's standard Satellite
          -------------------
Dish License ("Roof License"), Tenant shall have the right to lease approximately one hundred (100) square feet of space on the roof of the Building designated by Landlord, at a rental rate of one thousand two hundred dollars ($1,200) per month, for the installation of a satellite dish on the terms and conditions contained in the Roof License.

     66.  Electricity. Landlord shall, as an Expense of the Building, provide an
          -----------
average of four and one-half (4-1/2) watts connected load per square foot of rentable area for normal office use, which shall include, without limitation, fluorescent and incandescent lighting (including task and task ambient lighting systems); office equipment (including duplicating (reproduction) machines, computers, terminals, minicomputers, communications/ audiovisual equipment and vending machines); and kitchen equipment (some of which shall require separate electrical circuits), but excluding Building equipment.

     67.  Confirmation of Term. Landlord and Tenant each shall, promptly after
          --------------------
the Term Commencement, execute and deliver to the other an amendment to this Lease which confirms the date of Term Commencement, the Base Rent commencement date and the date of Term Expiration determined in accordance with this Lease, but the term of this Lease shall commence on the Term Commencement in accordance with this Lease whether or not such amendment is executed.



                                End of Addendum
                                ---------------

                                   EXHIBIT A

                                  FLOOR PLANS

                                   EXHIBIT A



                                      303
                                   ---------
                                     SECOND

                                   7TH FLOOR
                                  SOUTH TOWER

                                    (IMAGE)

                                   EXHIBIT A



                                      303
                                   ---------
                                     SECOND

                                   9TH FLOOR
                                  SOUTH TOWER

                                    (IMAGE)

                                   EXHIBIT A



                                      303
                                   ---------
                                     SECOND

                                   8TH FLOOR
                                  SOUTH TOWER

                                    (IMAGE)

                                   EXHIBIT B
                             RULES AND REGULATIONS


     1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except such roof or portion thereof as may be contiguous to the premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area.

     2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and finish to tenants general guidelines relating to signs inside the Building on the office floors. Each tenant shall conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

     3. Their Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by any tenant on the premises, except that use by the tenant of food and beverage vending machines and Underwriters' Laboratory approved microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, roles and regulations.

     4. No tenant shall employ any person or persons other than Landlord's janitorial service for the purpose of cleaning the premises, unless otherwise approved by Landlord. No person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. unless, by prior arrangement with Landlord, service is extended to a later hour for specifically designated rooms.

     5. Landlord will furnish each tenant, free of charge, with two keys to each door lock in its premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior consent of Landlord. The tenant shall in each case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to the tenant.

     6. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the tenant.

     7. No tenant shall use or keep in the premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord's prior approval, use any method of heating or air conditioning other than that supplied by Landlord.

                                   EXHIBIT B
                             RULES AND REGULATIONS

No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

     8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     9. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 7 A.M. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present a pass signed by Landlord to the Building. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate.

     10. The directory of the Building will be provided for the display of the name and location of tenants and a reasonable number of the principal officers and employees of tenants, and Landlord reserves the right to exclude any other names therefrom. Any additional name which a tenant desires to have added to the directory shall be subject to Landlord's approval and may be subject to a charge therefor.

     11. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any exterior window in the Building without the prior consent of Landlord. If consented to by Landlord, such items shall be installed on the office side of the standard window covering and shall in no way be visible from the exterior of the Building.

     12. Messenger services and suppliers of bottled water, food, beverages, and other products or services shall be subject to such reasonable regulations as may be adopted by Landlord. Landlord may establish a central receiving station in the Building for delivery and pick-up by all messenger services, and may limit delivery and pick-up at tenant premises to Building personnel.

     13. Each tenant shall see that the doors of its premises are closed and locked and that all water faucets or apparatus, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before the tenant or its employees leave the premises at night, so as to prevent waste or damage, and for any default or carelessness in this regard the tenant shall be responsible for any damage sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     14. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this role shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     15. Except with the prior consent of Landlord, no tenant shall sell, or permit the sale retail, of newspapers, magazines, periodicals, theatre tickets or any other goods or merchandise to the general public in or on the premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business or from the premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premise of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant's lease.

     16. No tenant shall install any antenna, loudspeaker, or other device on the roof or exterior walls of the Building.

                                   EXHIBIT B
                             RULES AND REGULATIONS

     17. There shall not be used in any portion of the Building, by any tenant or its invitees, any hand trucks or other material handling equipment except those equipped with rubber tires and side guards unless otherwise approved by Landlord.

     18. Each tenant shall store its refuse within its premises. No material shall be placed in the refuse boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of refuse in the City and County of San Francisco without being in violation of any law or ordinance governing such disposal. All refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

     19. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant shall cooperate to prevent the same.

     20. The requirements of the tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     21. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     22. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     23. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                                   EXHIBIT C

                         TENANT IMPROVEMENT WORK LETTER

     This Exhibit is C attached to and made a part of the Office Lease dated June 17, 1999, between The Equitable Life Assurance Society of the United States, a New York corporation, as Landlord, and NorthPoint Communications, Inc., a Delaware corporation, as Tenant.

     1.  Tenant Accepts Premises in "As Is" Condition. As of the Term
         --------------------------------------------
Commencement date, Landlord shall deliver possession of the Premises to Tenant and Tenant shall accept possession of the Premises in "AS IS" condition. Tenant acknowledges and agrees that Tenant and its representatives have inspected the Premises and all of its structural and mechanical elements and that Tenant is satisfied with the condition thereof. Except as specifically provided below or in the Lease, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part of the Premises, or to pay for any such work, and neither Landlord nor Landlord's agents have made any representations to Tenant with respect to the condition of the Premises.

     2.  Construction of Tenant Improvements. Tenant shall construct and
         -----------------------------------
substantially complete any and all alterations of, or improvements to, the Premises (the "Tenant Improvements") in accordance with the Final Plans (as defined below) submitted to and approved by Landlord. The Tenant Improvements shall be made and performed in a safe and workmanlike manner, using only first-class materials, in compliance with the minimum Building standard specification for interior tenant improvements developed by Landlord for uniform application in the Building, and in accordance with the following provisions of this Exhibit C.

     (a) No work with respect to the Tenant Improvements shall proceed without Landlord's reasonable prior written approval of:

          (i) Tenant's contractor(s) and subcontractor(s);

          (ii) certificates of insurance furnished to Landlord from a company or companies approved by Landlord

          (A) by Tenant's general contractor, evidencing commercial general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than two million five hundred thousand dollars ($2,500,000) per occurrence, endorsed to name Landlord, Landlord's managing agent and any other party designated by Landlord as an additional insured, and workers' compensation insurance, as required by law;

          (B) by any and all subcontractors, evidencing commercial general liability insurance (with contractual liability and products and completed operations coverages) with a minimum combined single limit for bodily injury and property damage in an amount not less than one million dollars ($1,000,000) per occurrence, endorsed to name Landlord, Landlord's managing agent and any other party designated by Landlord as an additional insured, and workers' compensation insurance, as required by law; and

          (C) by Tenant evidencing builder's risk insurance with respect to the Tenant Improvements, in such amounts as are deemed reasonable by Landlord, and workers' compensation insurance, as required by law; and

          (iii) detailed plans and specifications for such work, prepared by a licensed architect approved in writing by Landlord (the "Tenant's Architect"), which indicate that such work will not exceed the design load capacities and performance criteria of the Building, including, without limitation, its electrical, HVAC and weight capacities, and construction means and methods.

     (b) Except as otherwise expressly provided herein, the Tenant Improvements shall be undertaken at Tenant's sole cost and expense and in strict conformance with all applicable laws, regulations, building codes and the requirements of any building permit and all other applicable permits or licenses issued with respect to such work. Tenant shall be solely responsible for obtaining all such permits and licenses from the appropriate governmental authorities, and any delay in obtaining such permits or licenses shall not be deemed to extend the commencement date or the expiration date of the term of this Lease or to waive or toll Tenant's rent and other obligations with respect to the Premises. Copies of all permits and licenses shall be furnished to Landlord before any work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant's expense.

     (c) Tenant shall provide Landlord with a construction schedule and all revisions thereto. All work by Tenant shall be scheduled through Landlord and shall be diligently and continuously pursued from the date of its commencement through its completion. Landlord hereby agrees to use its reasonable efforts to facilitate such work and to ensure access by Tenant to and availability to Tenant of all freight elevators and all such similar facilities necessary to facilitate such work, subject, however, to the rules and regulations established by Landlord for construction work in the Building. All work shall be conducted in a manner that maintains harmonious labor relations and does not unreasonably interfere with or delay any other work or activities being carried out by Landlord in the Building. Landlord or Landlord's agent shall have the right to enter the Premises and inspect the Premises and the Tenant Improvements at all reasonable times during the construction of the Tenant Improvements.

     (d) Tenant shall cause the Tenant's Architect to prepare and submit to Landlord for its approval complete architectural plans, drawings and specifications for all Tenant Improvements, including, without limitation, complete engineered mechanical and electrical working drawings for the Premises, showing the subdivision, layout, finish and decoration work desired by Tenant therefor, and any internal or external communications or special utility facilities which will require installation of conduits or other improvements within common areas, all in such form and in such detail as may be required by Landlord. Such complete plans, drawings and specifications are referred to herein as "Final Plans". Tenant shall submit the Final Plans for the approval of Landlord. Within seven (7) business days after Landlord receives the Final Plans for approval, Landlord shall give its written approval of the Final Plans, or provide Tenant with specific written objections to the Final Plans. If Landlord objects to the Final Plans, Landlord shall make itself available to meet with Tenant and the Tenant's Architect within three (3) business days after said objection to resolve the objections and to deliver to the Tenant's Architect such information as may be necessary to enable the Tenant's Architect to cause the Final Plans to be revised consistent with Landlord's objections. No delay in the scheduling of completion of the Tenant Improvements resulting from Landlord's review, revision and approval of the Final Plans shall be deemed to extend the commencement date or expiration date of the term of this Lease or waive or toll Tenant's rent obligations with respect to the Premises. In the event that Tenant and/or its contractors and subcontractors desire to change the Final Plans subsequent to approval by Landlord, Tenant shall provide notice of such proposed change to Landlord for Landlord's written approval, which approval shall be required prior to the implementation of such proposed change. Landlord shall approve or disapprove the proposed change within three (3) business days after Landlord's receipt of all final plans and specifications therefor or within such time period after such three (3) business day period which is reasonably practical. At the conclusion of construction, Tenant shall cause the Tenant's Architect to provide two (2) complete sets of record drawings of the Tenant Improvements, as constructed, which shall not materially deviate from the Final Plans, and Tenant shall also cause to be provided a project closeout package, including, without limitation, a punchlist sign-off, project team list, permit cards, unconditional lien releases and final construction costs itemized by trade.

     (e) Landlord shall approve the list of bidding general contractors. Tenant shall enter into a contract (the "General Contract") with one of the Bidding Contractors ("Tenant's Contractor") for the construction of the Tenant Improvements.

     (f) With respect to fire and life safety systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors (the "Fire and Life Safety Bidders") from a list of contractors approved by Landlord and to enter into a subcontract with one of the Fire and Life Safety Bidders. With respect to all mechanical systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors (the "Mechanical Bidders") from a list of contractors approved by Landlord and to enter into a subcontract with one of the Mechanical Bidders. With respect to all electrical systems work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit and review bids from at least three (3) subcontractors (the "Electrical Bidders") from a list of contractors approved by Landlord and to enter into a subcontract with one of the Electrical Bidders. To the extent Tenant's Contractor desires to subcontract other work required under the General Contract, Tenant shall cause Tenant's Contractor to solicit bids for such proposed subcontract (the "Other Work Bidders"), at least one (1) of which, if Landlord so elects, shall be a subcontractor designated by Landlord, and, with the prior written notice to Landlord, to enter into such subcontract with one of the Other Work Bidders. Tenant's Contractor may engage such laborers and suppliers as it deems appropriate, subject to the provisions of subparagraph (g) below.

     (g) Notwithstanding anything to the contrary contained herein, the contracts with all major contractors and their subcontracts with all major subcontractors for the Tenant Improvements shall be union contracts, and Tenant shall use its commercially reasonable efforts to ensure that union labor is employed in connection with the design and construction of the Tenant Improvements.

     (h) Tenant hereby designates Bryce C. Mason, or any other person designated by Tenant from time to time, as its representative in connection with the design and construction of the Tenant Improvements, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Landlord hereby designates Lori Perro, or any other person designated by Landlord from time to time, as its representative for the purpose of resolving any issues relating to the design and construction of the Tenant Improvements that Tenant has not initially resolved with Landlord's project manager.

     (i) Although Landlord has the right to review, request revisions to and approve the Final Plans, Landlord's sole interest in doing so is to protect the Building and Landlord's interest in the Building, and Landlord is not in any way warranting or representing that Tenant's Final Plans are suitable for their intended use or comply with applicable laws and regulations. Landlord shall have no liability whatsoever in connection with Tenant's Final Plans, nor any responsibility for any omissions or errors contained therein. Accordingly, Tenant shall not rely upon Landlord's approval for any purpose other than for the purpose of acknowledging the consent of Landlord to proceed with the requested action, and Landlord shall incur no liability of any kind by reason of the granting of such approvals.

     (j) Nothing in this Exhibit C shall affect the obligations of Tenant under this Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord in connection therewith.

     3.  Tenant Improvement Allowance. Subject to the terms and conditions of
         ----------------------------
this paragraph 3, Landlord shall pay on behalf of Tenant up to a maximum amount of three million four hundred sixty thousand five hundred fifty-five dollars ($3,460,555) for the construction of Tenant Improvements in the Premises (the "Tenant Improvement Allowance"), including, without limitation, all architectural and engineering fees incurred in connection therewith, project and construction management fees, real property improvements, and all sums payable to Landlord as provided in paragraph 4 below. The Tenant Improvement Allowance shall not be used for equipment, furniture or cabling. The Tenant Improvement Allowance shall be paid as follows: upon the presentation of invoices to Landlord from Tenant or the person performing the work or rendering the services or providing the materials and such supporting documentation as Landlord may reasonably require, including, without limitation, identification of the work completed and/or material supplied, mechanic lien releases and certificates of payment issued by the Tenant's Architect and Tenant's designated representative, Landlord shall pay such invoices on or before the fifteenth (15th) day of the following month to the person performing the work or rendering the services or providing the materials. Notwithstanding anything to the contrary contained herein or in this Lease, the obligation of Landlord to make any one or more payments pursuant to the provisions of this paragraph 3 shall be suspended without further act of the parties during any such time as there exists an Event of Default under this Lease. The Tenant Improvement Allowance must be utilized by Tenant, if at all, prior to June 30, 2000. As of such date, Tenant shall forfeit any remaining balance of the Tenant Improvement Allowance that Tenant has not utilized pursuant to the terms of this Exhibit C. Tenant shall bear the cost of any and all Tenant Improvements to the Premises in excess of the Tenant Improvement Allowance.

     4.  Reimbursement and Compensation. Tenant shall reimburse Landlord for
         ------------------------------
any and all reasonable out-of-pocket costs incurred by Landlord in connection with the design and review of the Final Plans (including, without limitation, any conceptual plans and/or working drawings related thereto) for the Tenant Improvements, and Tenant shall pay to Landlord a construction management fee in connection with its supervision of the construction of the Tenant Improvements and administration of the Tenant Improvement Allowance in an amount equal to two percent (2%) of the total cost of Tenant Improvements. Landlord may obtain any reimbursement or compensation required hereunder by deducting the amount of such reimbursement and/or compensation from the Tenant Improvement Allowance.

     5.  Tenant's Indemnity. Tenant shall indemnify, defend and hold Landlord
         ------------------
harmless from and against any and all claims, liens, expenses, costs, losses, fines, liabilities and/or damages (including, without limitation, attorneys' fees and costs) arising out of or in any way connected with the construction by Tenant of the Tenant Improvements, except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant's liability insurance will be primary with respect to Tenant's indemnity.

     6.  Notice of Nonresponsibility. Landlord shall have the right to post in
         ---------------------------
a conspicuous location on the Premises, as well as record within the City and County of San Francisco, Notice(s) of Nonresponsibility in connection with any and all Tenant Improvements constructed by Tenant hereunder.

     7.  Base Building Improvements. Landlord shall be responsible for
         --------------------------
constructing the Base Building Improvements (as defined below), at its sole cost and expense, in conformance with all applicable laws, regulations, building codes and the requirements of all permits or licenses issued with respect to such work. Subject to unavoidable delays or delays caused in whole or in part by Tenant or as otherwise necessitated by Tenant's construction schedule for the Tenant Improvements, Landlord shall use commercially reasonable efforts to substantially complete all Base Building Improvements on or before substantial completion of Tenant Improvements. For purposes hereof, the term "Base Building Improvements" shall mean all code compliance work in the common area of the eighth floor, including ADA, life safety and path of travel compliance in the common areas of the Building; and the term "substantially complete" shall mean that the work in question is complete subject only to normal punch list items that do not affect the beneficial use thereof. Notwithstanding anything to the contrary contained herein or in this Lease, the obligation of Landlord to proceed with the construction of the Base Building Improvements shall be suspended without further act of the parties during any such time as there exists an Event of Default under this Lease.

     8.  Force Majeure. If Tenant is actually delayed in substantially
         -------------
completing the Tenant Improvements beyond the deadline (the "Commencement Deadline") of December 1, 1999, for the commencement of the term of this Lease specified in the Basic Lease Information by any event that constitutes a Force Majeure (as hereinafter defined) and Tenant complies with the requirements in this paragraph with respect to the Force Majeure, then the Commencement Deadline shall be extended by one (1) day for each day of actual delay in Tenant's achieving substantial completion of the Tenant Improvements caused by a Force Majeure. For this purpose, a "Force Majeure" is the occurrence of a casualty, a strike, a labor dispute, a civil commotion or a similar event that cannot be reasonably anticipated or controlled by Tenant. Without limiting any other events, conditions or occurrences that shall not constitute a Force Majeure, any inability to obtain (or delay in obtaining) permits for the construction of the Tenant Improvements, any illness, incapacity, death or termination of employment of any person, or any failure by any contractor or subcontractor to perform in accordance with its contract or subcontract shall not constitute a Force Majeure. In order to claim an extension of the Commencement Deadline, (a) Tenant shall give Landlord written notice of the occurrence of a Force Majeure within two (2) days after the onset of the Force Majeure claimed by Tenant, which notice shall describe the Force Majeure and specify the commencement date of the Force Majeure claimed by Tenant, and (b) Tenant shall give Landlord written notice of the termination of the Force Majeure claimed by Tenant, which notice shall specify the termination date, set forth the total number of days of actual delay claimed by Tenant to have been caused by the Force Majeure, and explain how the Force Majeure caused the delay. Tenant shall have no right to an extension of the Commencement Deadline unless Tenant has complied with the foregoing notice requirements and the period of such extension shall not exceed the number of days from the date of onset to the termination date specified in such notices. Landlord shall have the right at any time to dispute the occurrence of any Force Majeure or delay in achieving substantial completion of the Tenant Improvements claimed by Tenant.